                     COLUMBIA ENERGY GROUP AND SUBSIDIARIES
                Statements of Ratio of Earnings to Fixed Charges
                                 ($ in millions)

                                                                      EXHIBIT 12

                                                                                      Twelve Months
                                                                                    Ended September 30,
                                                                               ---------------------------
                                                                                  2001             2000
----------------------------------------------------------------------------------------------------------
Consolidated Income (Loss) from Continuing
Operations Before Income Taxes:                                                  315.6            636.7


ADJUSTMENTS:
       Interest during construction                                               (2.6)            (2.0)
       Distributed (Undistributed) equity income                                   1.8             (7.1)
       Fixed charges *                                                           170.8            206.8
----------------------------------------------------------------------------------------------------------
Earnings available                                                               485.6            834.4


FIXED CHARGES:
       Interest on long-term and short-term debt                                 132.8            158.9
       Other interest                                                             24.1             31.7
       Portion of rentals representing interest                                   13.9             16.2
----------------------------------------------------------------------------------------------------------
Total Fixed Charges                                                              170.8            206.8


RATIO OF EARNINGS TO FIXED CHARGES                                                2.84             4.03
==========================================================================================================

                                                                                             Twelve Months
                                                                                           Ended December 31,
                                                            -----------------------------------------------------------------------
                                                                2000          1999          1998            1997            1996
-----------------------------------------------------------------------------------------------------------------------------------
Consolidated Income (Loss) from Continuing
Operations Before Income Taxes:                                485.0         565.9         461.1           397.0            325.8


ADJUSTMENTS:
       Interest during construction                             (2.2)         (2.8)         (2.1)           (3.0)            (1.1)
       Distributed (Undistributed) equity income                (5.5)         (5.8)         (0.4)            3.6              1.5
       Fixed charges *                                         192.8         183.8         163.3           180.5            183.7
-----------------------------------------------------------------------------------------------------------------------------------
Earnings available                                             670.1         741.1         621.9           578.1            509.9


FIXED CHARGES:
       Interest on long-term and short-term debt               154.3         152.9         145.4           145.6            150.8
       Other interest                                           18.3          14.9           1.4            15.2             13.5
       Portion of rentals representing interest                 20.2          16.0          16.5            19.7             19.4
-----------------------------------------------------------------------------------------------------------------------------------
Total Fixed Charges                                            192.8         183.8         163.3           180.5            183.7


RATIO OF EARNINGS TO FIXED CHARGES                              3.48          4.03          3.81            3.20             2.78
===================================================================================================================================


Prior periods have been restated to reflect discontinued operations




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